SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 23, 2004

FRESH BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	000-32825	39-2019963
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2215 Union Avenue, Sheboygan, Wisconsin 53081
(Address of principal executive offices including zip code)

(920) 457-4433\
(Registrant's telephone number)

Item 4.    Changes in Registrant's Certifying Accountant.

        Effective as of April 19, 2004, our Audit Committee approved the dismissal of KPMG LLP (“KPMG”) as our principal accountants. In connection with the audits of the two fiscal years ended January 3, 2004 and December 28, 2002 and the subsequent interim period through April 19, 2004, there were no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. Similarly, none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K have occurred during the time that KPMG had been engaged as our independent auditing firm.

        The audit reports of KPMG on the consolidated financial statements of Fresh Brands, Inc. as of and for the years ended January 3, 2004 and December 28, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        Effective as of April 21, 2004, our Audit Committee retained Deloitte & Touche (“Deloitte”) as our independent auditing firm for our fiscal 2004. During the years ended December 28, 2002 and January 3, 2004 and through April 21, 2004, we did not, nor did anyone acting on our behalf, consult with Deloitte regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any reportable events described under Items 304(a)(2)(ii) of Regulation S-K.

        A letter from KPMG is attached as Exhibit 16.1 to this Form 8-K.

Item 7.    Exhibit

16.1	KPMG's letter, dated April 23, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH BRANDS, INC.
Date: April 23, 2004	By:	/s/ John H. Dahly
John H. Dahly, Chief Financial Officer